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                                                                    EXHIBIT 99.1


INVESTOR CONTACT
John Pitt
Instinet Group Incorporated
212 310 7481
john.pitt@instinet.com

MEDIA CONTACT
Stephen Austin
Instinet Group Incorporated
212 310 4037
stephen.austin@instinet.com


        INSTINET APPOINTS NEW HEADS FOR INTERNATIONAL AND U.S. DIVISIONS

New York - December 19, 2003 -- Instinet Group Incorporated (Nasdaq: INGP) announced today that Natan Tiefenbrun, currently serving as co-head of Instinet, the Institutional Broker, will be promoted to President of the International Division of Instinet. In addition, Mike Plunkett, also currently serving as co-head of Instinet, will be promoted to President of the U.S. Division of Instinet. Both individuals will continue to report to Ed Nicoll, CEO of Instinet Group Incorporated.

"Looking ahead, Instinet's international operations will continue as a vital and growing part of our business success. We will remain a leading global player in the brokerage business. We are fortunate to have someone like Natan to run this effort. He is one of the most innovative and sophisticated thinkers on international brokerage issues, and has been a key part of our senior management team. In addition, I cannot think of a better leader of our U.S. brokerage operations than Mike Plunkett. Mike is an extremely knowledgeable and insightful expert on our nation's markets and is building an extremely strong and hard-working agency sales business," said Edward J. Nicoll.

Ken Tregidgo, who serves as COO of Instinet's European Operations, will continue in this capacity and report to Mr. Tiefenbrun. Tony Mackay, who serves as COO of Instinet's Asian operations, will also continue in this capacity and report to Mr. Tiefenbrun. Messrs. Tiefenbrun, Tregidgo, and Mackay will serve as the core management team for all Instinet's international operations.

"It's an honor to assume this new responsibility as head of Instinet's international operations," said Mr. Tiefenbrun. "I especially look forward to working with Ken and Tony, who have done so much to build our strong worldwide presence. Along with their teams in Europe and Asia, I am eager to grow Instinet's business and continue to serve our institutional clients worldwide with superior international equity products and services," said Mr. Tiefenbrun.
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"I look forward to leading our U.S. brokerage operations and offering our customers the advantages of our unconflicted services and technologically advanced products. More than ever, our customers are looking to us as the leader in pure agency markets, without the conflicts at the heart of the human-intermediated, manual markets and brokerage houses that trade for their own accounts as well as for customers," said Mr. Plunkett.

Since joining the Company twelve years ago as a sales trader, Mr. Plunkett has held several positions at Instinet, ranging from a manager in hedge fund and institutional equities to co-head of the Lynch, Jones & Ryan desk. Mr. Tiefenbrun began at Instinet's London office in 1993, and since moving to New York in 2000, has overseen the Company's business strategy in Global Portfolio Trading & related research, Global Crossing and Transaction Cost Analytics.

About Instinet

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Instinet is part of the Reuters family of companies.

Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including NASDAQ, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security. While Instinet believes the information contained herein is reliable, we do not guarantee its accuracy, and it may be incomplete or condensed. These statements speak only as of this news release and Instinet undertakes no obligation to update publicly any of the information contained herein, in light of new information or future events.

(C) 2003 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Lynch, Jones & Ryan, Inc., member NASD/SIPC is a subsidiary of Instinet Group Incorporated. Instinet, LLC, (formerly Instinet Corporation), member NASD/SIPC, is a subsidiary of Instinet Group Incorporated.

This press release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in the Instinet Annual Report Form 10-K dated for the period ended December 31, 2002 and other documents filed with the SEC and available on the Company's web site at www.instinetgroup.com


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